UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2013

TRONOX LIMITED

(Exact name of registrant as specified in its charter)

Western Australia, Australia	1-35573	98-1026700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Stamford Plaza

263 Tresser Boulevard, Suite 1100

Stamford, Connecticut 06901

(Address of principal executive offices, including Zip Code)

(203) 705-3800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Tronox Limited (the “Company”) will hold its annual general meeting (“AGM”) on May, 21, 2013. A notice convening the AGM and a Proxy Statement will be issued in due course.

The Australian Securities and Investments Commission (the “ASIC”) has granted the Company an extension of time within which to hold its AGM, from March, 21 2013 to May, 31 2013. The extension was granted by ASIC under section 250P of Australia’s Corporations Act (the “Act”) and the Company must now hold its AGM within the extended period.

The Company applied for an extension of time to ensure that its annual financial report for the year ended December 31, 2012 would be available to be received and considered at the AGM. Without the extension, the Company would otherwise have been required to hold their AGM within 18 months of its registration under the Act (before March 21, 2013). The Company was incorporated in Australia and registered under the Act on September 21, 2011.

In the future, the Company must hold its AGM by May 31 of each year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2013

TRONOX LIMITED

By:	/s/ Michael J. Foster
Michael J. Foster
Senior Vice President—General Counsel and Secretary

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